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                                                                    Exhibit 23.0


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 333-69616, 333-49027 and 333-69618 of Speedway Motorsports, Inc. on Form S-8 and Registration Statement No. 333-13431 of Speedway Motorsports, Inc. on Form S-3 of our report dated February 12, 2002, appearing in the Annual Report on Form 10-K of Speedway Motorsports, Inc. for the year ended December 31, 2001.


/s/ DELOITTE & TOUCHE LLP
Charlotte, North Carolina

March 27, 2002